EXHIBIT 10.Z.1
AMENDMENT NO. 3 TO THE
EL PASO CORPORATION
2005 OMNIBUS INCENTIVE COMPENSATION PLAN
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 2005 Omnibus Incentive Compensation Plan (the “Plan”), effective as of May 26, 2005;
     WHEREAS, under Section 19.1 of the Plan, the Board of Directors or the “Plan Administrator” (as defined in the Plan) may amend the Plan, in whole or in part;
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 8.4 is hereby amended in its entirety to read as follows:
     “8.4 Form and Timing of Payment
     The payment described in Section 8.3 shall be made in shares of Common Stock, or in cash, or partly in shares of Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement. The value of any fractional shares shall be paid in cash. Payment shall be made in a lump sum or installments as prescribed by the Plan Administrator and set forth in the Award Agreement; provided that each Award Agreement shall comply with the timing of payment requirements set forth in Section 409A of the Code, including, but not limited to the timing of payments to “specified employees” as defined in Section 409A(a)(2)(B)(i) of the Code. If a number of shares of Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into a number of shares of Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.”
     2. Section 10.5 is hereby amended in its entirety to read as follows:
     “10.5 Issuance of Shares; Settlement of Awards
     When the restrictions imposed by Section 10.2 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as the Plan Administrator shall determine. The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code, including, but not limited to the timing of payments to “specified employees” as defined in Section 409A(a)(2)(B)(i) of the Code. The delivery of shares pursuant to this Section

10.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 17.10. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash.”
     3. Section 11.4 (a) is hereby amended in its entirety to read as follows:
     “(a) Participants shall receive their Incentive Awards in any combination of cash and/or other Awards under the Plan as determined by the Plan Administrator. The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code, including, but not limited to the timing of payments to “specified employees” as defined in Section 409A(a)(2)(B)(i) of the Code.”
     4. Section 12.4 is hereby amended in its entirety to read as follows:
     “12.4 Payment of Cash Awards and Other Stock-Based Awards
     Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Plan Administrator determines. The value of any fractional shares shall be paid in cash. The payment hereunder shall comply with the timing of payment requirements set forth in Section 409A of the Code, including, but not limited to the timing of payments to “specified employees” as defined in Section 409A(a)(2)(B)(i) of the Code.”
     5. Section 20 is hereby amended in its entirety to read as follows:
“SECTION 20 DEFERRAL ELECTIONS
     The Plan Administrator may, to the extent permitted by applicable law, including, but not limited to Section 409A of the Code, permit Participants to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Plan Administrator may establish from time to time in its sole discretion.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

ATTEST:

By:	/s/ Marguerite Woung-Chapman
Corporate Secretary